UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 30, 2026
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Virgin Galactic Holdings, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________

Delaware	001-38202	85-3608069
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Flight Way Tustin, California	92782
(Address of principal executive offices)	(Zip Code)
(949) 774-7640
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 ____________________________

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions :

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	SPCE	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01	Other Events.
On April 30, 2026, Virgin Galactic Holdings, Inc. (the “Company”) issued a notice of redemption (the “Notice of Redemption”) to redeem up to $10,000,000 of the 9.80% First Lien Notes due 2028 (the “First Lien Notes”), plus accrued and unpaid interest thereon, on May 18, 2026 (the “Redemption Date”) at a redemption price equal to 100% of the aggregate principal amount of the First Lien Notes to be redeemed on the Redemption Date, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date (the “Redemption Price”). Pursuant to the Indenture, dated December 18, 2025 (as amended by the First Supplemental Indenture, dated April 24, 2026, the “Indenture”), by and among the Company, the subsidiary guarantors thereto and Wilmington Savings Fund Society, FSB, as the trustee and the notes collateral agent, which governs the First Lien Notes, the Redemption Price will be paid by the Company by issuing shares of common stock to the holders of the First Lien Notes.

The amount of the First Lien Notes redeemed and the number of shares issued will be determined based on the volume-weighted average price of the Company’s common stock over the ten-day observation period, as specified in the Indenture. In the event the volume-weighted average price of the Company’s common stock on any day during the ten-day observation period is less than the floor price as set forth in the Indenture, the Company has elected to not redeem the related amount of the First Lien Notes. As a result, the aggregate principal amount of the First Lien Notes to be redeemed on the Redemption Date may be less than $10,000,000.

The Company is required to redeem $30,392,486 (the “Mandatory Redemption Amount”) in aggregate principal amount of the First Lien Notes by September 30, 2026 (the “Mandatory Redemption Date”) under the Indenture. This redemption will reduce the Mandatory Redemption Amount by the amount of the First Lien Notes so redeemed.

The Company undertook this partial redemption as part of its broader capital management and cash preservation strategy. Management believes current market conditions provide an opportunity to execute this transaction and by redeeming a portion of the First Lien Notes in advance of the Mandatory Redemption Date, the Company expects to reduce ongoing cash interest obligations under the First Lien Notes due December 31, 2028.

The Company continues to evaluate steps to improve liquidity, mitigate concentration risk associated with debt payments and enhance financial flexibility as it prepares for commercial operation in the fourth quarter of 2026.

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Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including, without limitation, statements relating to the redemption of the First Lien Notes. These forward-looking statements are based on management’s current expectations and involve a number of risks and uncertainties. For a more complete discussion of these risk factors, see our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K. If one or more of these risks or other risks materialize, actual results may vary materially from those expressed. We caution readers not to place undue reliance on these forward-looking statements, which speak only as of the date of this report, and we undertake no obligation to update or revise any forward-looking statement, except to the extent required by applicable law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN GALACTIC HOLDINGS, INC.

Date: April 30, 2026	By:	/s/ Douglas Ahrens
	Name:	Douglas Ahrens
	Title:	Chief Financial Officer and Treasurer